SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )
Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under Rule 14a-12

CHECKFREE CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

CHECKFREE CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

to be held

October 27, 2004

and

PROXY STATEMENT

IMPORTANT

Please mark, sign and date your proxy
and promptly return it to us in the enclosed envelope

ELECTION OF DIRECTORS
INFORMATION CONCERNING THE BOARD OF DIRECTORS, EXECUTIVE OFFICERS AND PRINCIPAL STOCKHOLDERS
INFORMATION CONCERNING COMPENSATION
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
PERFORMANCE GRAPH
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
INDEPENDENT PUBLIC ACCOUNTANTS
FEES OF THE INDEPENDENT PUBLIC ACCOUNTANTS FOR FISCAL 2004
PROPOSALS BY STOCKHOLDERS FOR 2005 ANNUAL MEETING
CERTAIN MATTERS RELATING TO PROXY MATERIALS AND ANNUAL REPORTS
FORM 10-K
OTHER MATTERS
APPENDIX A

CHECKFREE CORPORATION
4411 East Jones Bridge Road
Norcross, Georgia 30092

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

     You are cordially invited to attend our 2004 Annual Meeting of Stockholders, which will be held at our headquarters, 4411 East Jones Bridge Road, Norcross, Georgia, on Wednesday, October 27, 2004, at 9:00 a.m., local time. The annual meeting is being held for the following purposes:

(1)	To elect three Class III Directors each to serve for a three-year term expiring at the 2007 Annual Meeting of Stockholders or until their respective successors have been elected or appointed.

(2)	To transact any other business which may properly come before the meeting or any adjournment thereof.

     These items are more fully described in the following pages, which are made part of this notice. Only stockholders of record at the close of business on September 13, 2004, will be entitled to vote at the annual meeting. For 10 days prior to the annual meeting, a list of stockholders entitled to vote will be available for inspection at our executive offices.

     Our directors and officers and representatives of our independent public accountants will be present at the annual meeting to answer your questions and to discuss our business.

     To ensure that your vote is recorded promptly, please vote and return the enclosed proxy as soon as possible even if you plan to attend the annual meeting. Most stockholders have three options for submitting their vote: (1) via the Internet (please see your proxy card for instructions), (2) by telephone (please see your proxy card for instructions), or (3) by mail, using the enclosed paper proxy card. If you are a holder of record, you may also cast your vote in person at the annual meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct them on how to vote your shares.

By Order of the Board of Directors,

Curtis A. Loveland Secretary

Norcross, Georgia
September 24, 2004

PLEASE SIGN AND MAIL THE ENCLOSED PROXY
IN THE ACCOMPANYING ENVELOPE
NO POSTAGE NECESSARY IF MAILED IN THE UNITED STATES

CHECKFREE CORPORATION
4411 East Jones Bridge Road
Norcross, Georgia 30092

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

October 27, 2004

     This proxy statement is furnished to you in connection with the solicitation of proxies to be used in voting at our 2004 Annual Meeting of Stockholders to be held at 9:00 a.m., local time, on October 27, 2004, at CheckFree Corporation, 4411 East Jones Bridge Road, Norcross, Georgia 30092, and at any postponement or adjournment thereof. Our board of directors is soliciting the enclosed proxy. This proxy statement and the enclosed proxy were first made available on or about September 24, 2004 to our stockholders as of the record date, as defined below.

Record Date and Share Ownership

     Holders of record of our common stock at the close of business on September 13, 2004, will be entitled to vote at the annual meeting. At that time, we had 90,442,439 shares of our common stock outstanding and entitled to vote. Each share of our common stock outstanding on the record date entitles the holder to one vote on each matter submitted at the annual meeting.

Voting

     To ensure that your vote is recorded promptly, please vote and return the enclosed proxy as soon as possible even if you plan to attend the annual meeting. Most stockholders have three options for submitting their vote: (1) via the Internet (please see your proxy card for instructions), (2) by telephone (please see your proxy card for instructions), or (3) by mail, using the enclosed paper proxy card. If you are a holder of record, you may also cast your vote in person at the annual meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct them on how to vote your shares.

Cost of Solicitation

     We will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of stock. Our representatives may also solicit proxies by mail, telegram, telephone, or personal interview. We have retained D.F. King & Company, Inc. to assist in the solicitation of proxies for a fee of $6,000, plus reasonable out-of-pocket costs and expenses.

Submitting and Revoking Your Proxy

     The shares represented by the accompanying proxy will be voted as directed if the proxy is properly signed and received by us, or if you vote your shares by telephone or the Internet, prior to the annual meeting. If no directions are made to the contrary, your proxy will be voted (i) FOR the proposal set forth as item 1 in the Notice of Annual Meeting of Stockholders, and (ii) at the discretion of any person acting under the proxy, to transact such other business that may come before the meeting or any adjournment thereof. You can change your vote at any time before your proxy is voted at the annual meeting in one of four ways:

•	first, by revoking your proxy; or

•	second, by submitting a new proxy.

If you choose either of these methods, you must submit your notice of revocation or new proxy to our Corporate Secretary before the annual meeting. If your shares are held in an account at a brokerage firm or bank, you should contact your brokerage firm or bank to change your vote.

•	third, if you are a holder of record, you can attend the annual meeting and vote in person; or

•	fourth, if you submit your proxy or voting instructions electronically through the Internet or by telephone, you can change your vote by submitting a proxy at a later date, using the same procedures, in which case your later submitted proxy will be recorded and your earlier proxy revoked.

Quorum and Required Vote

     The presence, in person or by proxy, of a majority of the outstanding shares of our common stock is necessary to constitute a quorum for the transaction of business at the annual meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. Broker non-votes occur when brokers, who hold their customers’ shares in street name, sign and submit proxies for those shares and vote those shares on some matters, but not others. Typically, this would occur when brokers have not received any instructions from their customers, in which case the brokers, as the holders of record, are permitted to vote only on “routine” matters, such as the election of directors.

     The election of the director nominees requires the favorable vote of a plurality of all votes cast by the holders of our common stock at a meeting at which a quorum is present. Proxies that are marked “Withhold Authority” will not be counted toward a nominee’s achievement of a plurality and, thus, will have no effect. All other matters to be submitted to our stockholders for approval or ratification at the annual meeting require the affirmative vote of the holders of a majority of the shares of our common stock present in person or by proxy and entitled to vote on the matter. For purposes of determining the number of shares of our common stock voting on the matter, abstentions will be counted and will have the effect of a negative vote; broker non-votes will not be counted and, thus, will have no effect.

ELECTION OF DIRECTORS

     Our Amended and Restated Certificate of Incorporation provides for a classified board of directors with three classes. Each class of directors consists, as nearly as practical, of one-third of the total number of directors. Currently the total number of authorized directors is fixed at eight. At the recommendation of the Governance Committee, our board of directors proposes the election of three incumbent Class III Directors at the 2004 Annual Meeting of Stockholders to continue service as Class III Directors. On July 27, 2004, Mr. Henry C. Duques resigned from our board of directors for personal reasons, leaving a vacancy in Class I of our three classes of directors. This seat will remain vacant while the board of directors considers replacing Mr. Duques with a suitable candidate. Our remaining four incumbent Class I and Class II Directors will continue in office. The nominees for Class III Directors, if elected, will serve for three-year terms expiring at the 2007 Annual Meeting of Stockholders or until their respective successors have been elected or appointed.

     Peter J. Kight, Lewis C. Levin and Jeffrey M. Wilkins are currently Class III Directors and are being nominated by our board of directors for re-election as Class III Directors.

     It is intended that, unless otherwise directed, the shares represented by the enclosed proxy will be voted FOR the election of Messrs. Kight, Levin and Wilkins as Class III Directors. In the event that any nominee for director should become unavailable, the number of our directors may be decreased pursuant to our By-Laws, or our board of directors may designate a substitute nominee, in which event the shares represented by the enclosed proxy will be voted for the substitute nominee. Our board of directors has no reason to believe that any of the nominees will be unwilling or unable to serve if elected as a director.

     Our board of directors recommends that you vote FOR the election of the nominees for director.

     The following table sets forth for each nominee and each continuing director, the person’s name, age, and his position with us:

CLASS III DIRECTORS
(NOMINEES FOR TERMS EXPIRING IN 2007)

Name	Age	Position
Peter J. Kight	48	Chairman of the Board and Chief Executive Officer

Lewis C. Levin	47	Director

Jeffrey M. Wilkins	60	Director

CLASS I DIRECTORS
(TERMS EXPIRE IN 2005)

Name	Age	Position
William P. Boardman	63	Director

James D. Dixon	61	Director

CLASS II DIRECTORS
(TERMS EXPIRE IN 2006)

Name	Age	Position
Mark A. Johnson	51	Vice Chairman of the Board and Director

Eugene F. Quinn	50	Director

     Peter J. Kight, our founder, has served as our Chairman and Chief Executive Officer since December 1997. He also serves as Chairman and Chief Executive Officer of CheckFree Services Corporation (a position he has held since 1981). Mr. Kight is also a director of CheckFree Services Corporation. From 1997 to 1999, Mr. Kight served as President of CheckFree Corporation and, from 1981 to 1999, he served as President of CheckFree Services Corporation. Mr. Kight is a director of Akamai Technologies, Inc., a publicly held company that distributes computing solutions and services.

     Mark A. Johnson has served as a director since 1983. He also serves as a director and as Vice Chairman of CheckFree Services Corporation, and as a director of EBPP Limited, our joint venture company with BACS Limited in the United Kingdom. Mr. Johnson returned to serve as our Vice Chairman in January 2003. Prior to that, he had served as our Vice Chairman from December 1997 to June 2000, as Executive Vice President, Business Development of CheckFree Services Corporation from 1993 to 1997, as Treasurer of CheckFree Services Corporation from 1993 to 1996, as Senior Vice President of CheckFree Services Corporation from 1991 to 1993, and as a Vice President of CheckFree Services Corporation from 1982 to 1991. From June 2000 to January 2003, Mr. Johnson served as Chief Executive Officer of e-RM Partners.

     William P. Boardman has served as a director since July 1996. Mr. Boardman was an officer of Bank One Corporation from 1984 until March 2001, when he retired from his positions as Vice Chairman and director of Bank One Corporation and Chairman and Chief Executive Officer of First USA Bank. Mr. Boardman currently serves as Chairman of Visa International, Inc., and as a member of the board of directors of Visa U.S.A. and Ohio Casualty Group. From September 2001 until November 2003, Mr. Boardman served as a Senior Advisor to Goldman Sachs & Company.

     James D. Dixon has served as a director since August 2000. Mr. Dixon served as Executive of Bankofamerica.com, a subsidiary of Bank of America, from February 2000 until his retirement in January 2002. Mr. Dixon was Group Executive of Bank of America Technology and Operations, a subsidiary of Bank of America, from September 1998 to February 2000. Mr. Dixon was President of NationsBank Services, Inc., a subsidiary of NationsBank Corporation, from 1992 until the 1998 merger of NationsBank Corporation and Bank of America Corporation. Mr. Dixon serves on the board of directors of the publicly held companies BroadVision, Inc., a developer of e-business infrastructure Web applications, 724 Solutions Inc., a provider of mobile network technology, and Rare Hospitality International, Inc., a restaurant operator and franchisor.

     Lewis C. Levin has served as a director since September 2000. Mr. Levin is Vice President of Microsoft Corporation’s Business Intelligence Applications group. Since joining Microsoft Corporation in 1986, Mr. Levin has served as Vice President of the Passport Group, Desktop Finance Division, as General Manager of the Excel Group, as Director of Applications Marketing, as Group Product Manager for the Graphics Business Unit, and has held a variety of other product marketing positions.

     Eugene F. Quinn has served as a director since 1994. Since May 1999, Mr. Quinn has served as President of Confluence Capital Partners, LLC, a private investment company. From March 1997 to April 1999, Mr. Quinn served as Senior Vice President for Online and Interactive Services at MTV Networks, a division of Viacom, Inc. From 1984 to 1997, Mr. Quinn served as a senior executive at Tribune Company and its Chicago Tribune subsidiary.

     Jeffrey M. Wilkins has served as a director since 1990. Since March 2004, Mr. Wilkins has served as the Executive Director of Technology Commercialization and Partnerships and as Interim Chief Information Officer of The Ohio State University Medical Center. From January 2002 to March 2004, Mr. Wilkins was the Chairman of Wilkins Associates, a business consulting firm. From August 1989 to August 2003, Mr. Wilkins served as Chairman of Metatec Corporation, and its successor Metatec International, Inc., a publicly-held company that distributes information utilizing CD-ROM technology. From August 1989 to January 2002, Mr. Wilkins also served Metatec Corporation and its successor as President and Chief Executive Officer. Metatec filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code in October 2003.

INFORMATION CONCERNING THE BOARD OF DIRECTORS,
EXECUTIVE OFFICERS AND PRINCIPAL STOCKHOLDERS

Meetings, Committees, and Compensation of the Board of Directors

     Our board of directors held a total of five meetings during the fiscal year ended June 30, 2004. Each director is expected to attend each meeting of the board and the committees on which he serves. In addition to meetings, the board and its committees review and act upon matters through written consent procedures. During fiscal 2004, except for Mr. Levin, who missed two meetings, each of our directors attended 75% or more of the total number of (i) meetings of the board, and (ii) meetings of committees of the board on which the director served.

     Two members of the board of directors attended the 2003 Annual Meeting of Stockholders. The board of directors encourages all members of the board to attend each annual meeting of stockholders, particularly those directors who are up for election at any such meeting.

     Following the 2004 Annual Meeting of Stockholders, provided Messrs. Kight, Levin and Wilkins are re-elected to the board of directors, the board of directors has determined that a majority of the directors are and will be independent as required by the recently amended National Association of Securities Dealers Marketplace Rules (the “Nasdaq Rules”). The board has affirmatively determined by resolution that directors (and nominees) Boardman, Dixon, Levin, Quinn and Wilkins are independent within the meaning of the Nasdaq Rules. Also, pursuant to our corporate governance guidelines, as adopted by the board of directors, during fiscal 2005, we must have at least two regularly scheduled executive session meetings attended solely by these independent directors.

     The Governance Committee of our board of directors has the responsibility for reviewing compensation of directors. In fiscal 2004, each of our non-employee directors (Messrs. Boardman, Dixon, Levin, Quinn and Wilkins) received the following compensation:

•	an annual fee of $45,000;

•	an additional annual fee of $10,000 for the Chairman of the Audit Committee (Mr. Dixon);

•	an additional annual fee of $5,000 for the Chairman of the Governance Committee (Mr. Boardman) and the Chairman of the Compensation Committee (Mr. Quinn); and

•	an additional annual fee of $2,500 for non-Chairman members of all board committees.

These fees were paid quarterly at the end of each quarter. Beginning January 1, 2004, each director could elect to receive these fees in either cash or stock, or a combination of both, and could elect to defer the stock portion of such payment until the director’s service on the board terminates for any reason. If a director elects to receive the payment of his fees in stock, the number of shares that the director is entitled to receive is calculated by dividing the amount of the director’s fee by the closing sale price of our common stock on the date that the fees are awarded. To date, only Mr. Levin has elected to receive his director fee in stock and he has elected to defer such payment. From January 1, 2004 through June 30, 2004, Mr. Levin has deferred payment of $22,500 in director fees (equivalent to 756 shares of our common stock) until termination of his board service.

     Our board of directors has three standing committees: a Compensation Committee (formerly named the Stock Option and Compensation Committee), an Audit Committee and a Governance Committee.

     Our Compensation Committee has the authority to administer our stock option plans, including the selection of optionees and the timing of option grants, and review and monitor key employee compensation policies and administer our management compensation plans. The members of our Compensation Committee are Messrs. Quinn (Chairman), Boardman and Dixon. Our Compensation Committee held a total of four meetings during fiscal 2004. All members of the Compensation Committee are “independent,” as defined by the Nasdaq Rules. The Compensation Committee operates under a written charter. For further information on the Compensation Committee, see “Report of the Compensation Committee of the Board of Directors” beginning on page 23.

     Our Audit Committee annually appoints our independent public accountants with whom the Audit Committee reviews, among other things:

•	the scope of audit and non-audit assignments and related fees;

•	the extent (if any) to which the provision of any non-audit services by the independent public accountants effects their independence;

•	the accounting principles that we use in financial reporting, including the selection, application and disclosure of our critical accounting policies;

•	significant financial reporting issues and judgments made in the preparation of our financial statements;

•	the effect of regulatory and accounting initiatives on our financial statements;

•	our internal financial auditing procedures; and

•	the adequacy of our internal control procedures.

Our Audit Committee also establishes and maintains procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. Messrs. Dixon (Chairman), Quinn, and Wilkins serve as members of our Audit Committee. Our Audit Committee held a total of 13 meetings during fiscal 2004. The Audit Committee operates under a written charter. A copy of the Audit Committee’s Second Amended and Restated Charter, dated as of September 9, 2004, is attached to this Proxy Statement as Appendix A. All members of our Audit Committee meet (i) the independence requirements for audit committee membership set forth in the Nasdaq Rules and the recently amended rules of the Securities and Exchange Commission (the “SEC Rules”), and (ii) the composition requirements for audit committee membership set forth in the Nasdaq Rules. The board of directors has determined that Mr. Dixon is an audit committee financial expert as that term is defined in the SEC Rules. For further information on the Audit Committee, see “Report of the Audit Committee of the Board of Directors” on page 26.

     Our Governance Committee oversees the selection of director nominees for approval by the board, develops and recommends to the board corporate governance guidelines, establishes procedures to ensure effective functioning of the board, reviews director compensation, and oversees an annual self-evaluation process for the board. Messrs. Boardman (Chairman), Wilkins and Dixon serve as members of our Governance Committee. All members of the Governance Committee are “independent,” as defined by the Nasdaq Rules. Our Governance Committee held four meetings during fiscal 2004. The Governance Committee operates under a written charter and corporate governance guidelines.

Code of Business Conduct, Corporate Governance Guidelines and Committee Charters

     We have adopted a code of business conduct that is applicable to all of our associates, directors, and officers, including our principal executive officer, principal financial officer and principal accounting officer. Our code of business conduct, as well as our corporate governance guidelines, and the charters of our Audit Committee, Compensation Committee and Governance Committee of the board of directors, are available at the “Corporate Governance” section of the Investor Center page on our corporate website at www.checkfreecorp.com. Stockholders may also request a free copy of the code of business conduct, corporate governance guidelines or the committee charters from: CheckFree Corporation, 4411 East Jones Bridge Road, Norcross, Georgia 30092, Attention: Tina Moore, Investor Relations Manager, or by telephoning us at (678) 375-3000.

Director Nomination Process

     The Governance Committee is responsible for selecting director nominees for approval by the board of directors and the stockholders by identifying qualified individuals to become board members and reviewing existing board members’ skills and performance. The Governance Committee recommends nominees for election to the board of directors based on a number of qualifications including, but not limited to, integrity and accountability, informed judgment, financial literacy, mature confidence and high performance standards, as those qualifications have been defined by the Governance Committee. The Governance Committee may identify potential Company nominees for director through a variety of business contacts, including current executive officers, directors, community leaders and stockholders. The Governance Committee may also, to the extent it deems appropriate, retain a professional search firm and other advisors to identify potential nominees for director.

     The Governance Committee will consider written recommendations from stockholders for Company nominees to the board of directors. A stockholder who wishes to recommend a person to the Governance Committee for nomination by the Company to the board must submit a written notice by mail to the Corporate Secretary at our principal executive offices at CheckFree Corporation, 4411 East Jones Bridge Road, Norcross, Georgia 30092. Such a written recommendation must be received not less than 120 calendar days nor more than 150 calendar days before the first anniversary of the date of our notice of annual meeting sent to stockholders in connection with the previous year’s annual meeting. Such a recommendation to the Governance Committee should include (i) the candidate’s name, age, business addresses, and other contact information, (ii) a complete description of the candidate’s qualifications, experience, background and affiliations, as would be required to be disclosed in the proxy statement pursuant to Regulation 14A of the Securities and Exchange Commission rules and regulations, (iii) a sworn or certified statement by the candidate in which he or she consents to being named in the proxy statement as a nominee and to serve as a director if elected, and (iv) the name and address of the stockholder(s) of record making such a recommendation, and a description of any affiliation between the stockholder and the recommended nominee. We may require any recommended nominee to furnish such other information as may be reasonably requested by us to determine the qualifications and affiliations of such proposed nominee. The criteria used to evaluate a potential nominee will not differ based on whether the candidate is recommended by a stockholder.

     In addition to the above procedures, our Bylaws provide that a stockholder may propose a director candidate to be considered and voted on at an annual meeting of stockholders. To do so, the stockholder must submit a notice within specific time periods and containing certain information relating to the proposed nominee as described in our Bylaws.

Stockholder Communications with the Board of Directors

     The board of directors accepts communications sent to the board of directors (or to specified individual directors) by our stockholders. Stockholders may communicate with the board of directors (or with specified individual directors) by writing to them c/o General Counsel, CheckFree Corporation, 4411 East Jones Bridge Road, Norcross, Georgia 30092. All written communications received in such manner from our stockholders will be forwarded to the member(s) of the board of directors to whom the communication is directed or, if the communication is not directed to any particular member(s) of the board of directors, the communication will be forwarded to all members of the board of directors.

Executive Officers

     In addition to Peter J. Kight and Mark A. Johnson, the following persons are our executive officers:

     Leigh Asher, age 42, has served as our Senior Vice President, Corporate Marketing since January 2003. Ms. Asher also serves as Senior Vice President, Corporate Communications of CheckFree Services Corporation. From August 2000 until December 2002, Ms. Asher served as our Vice President, Biller Solutions Marketing. Prior to that, Ms. Asher served as our Vice President, Strategic Communications from January 2000 until July 2000. From 1997 to 2000, Ms. Asher was Director, Strategic Communications of Per Se Technologies, Inc.

     Laura E. Binion, age 47, has served as our Executive Vice President and General Counsel since July 2003. Prior to that, she served as Senior Vice President and General Counsel from November 2001 to July 2003. Ms. Binion also serves as Senior Vice President, General Counsel and Assistant Secretary of CheckFree Services Corporation. Prior to joining our company, Ms. Binion served as Associate General Counsel for the southern operations of Verizon Wireless since June 2000. Ms. Binion served as Vice President and General Counsel of GTE Wireless from November 1997 to June 2000 and as Associate General Counsel from March 1995 to November 1997. Prior to that, Ms. Binion was in private practice at Parker, Hudson, Rainer, Dobbs & Kelly and at Kutak, Rock & Huie.

     Sean E. Feeney, age 46, has served as our Executive Vice President, Biller Sales since August 2004. Mr. Feeney also serves as a director of EBPP Limited, our joint venture company with BACS Limited in the United Kingdom. From October 2002 until August 2004, Mr. Feeney served as our Executive Vice President and General Manager of our Software Division. Prior to that, Mr. Feeney was Chief Operating Officer of Clarus Corporation from September 2001 to August 2002. From February 2001 to July 2001, Mr. Feeney was Chief Executive Officer of Thinkologies. From March 2000 to December 2000, Mr. Feeney worked for OneSource Relocation, formerly clickandmove.com, most recently as its Chief Executive Officer. Prior to that, Mr. Feeney served as our Executive Vice President from December 1997 to February 2000. He also served as President of our Software Division and as Executive Vice President, EC Sales, from May 1998 to February 2000. From February 1997 to May 1998, he served as our Executive Vice President, Software Solutions.

     Deborah N. Gable, age 49, has served as our Senior Vice President of Human Resources since July 2002. Ms. Gable also serves as Senior Vice President of Human Resources of CheckFree Services Corporation. From February 1998 to May 2002, Ms. Gable served as Vice President of Human Resources at Clarus Corporation, a global supplier of business-to-business e-commerce, e-procurement, auctioning, and settlement application software and services. Prior to that, Ms. Gable directed human resource disciplines at Knology Holdings, Inc., Iterated Systems, and The Reynolds & Reynolds Company.

     Matthew S. Lewis, age 39, has served as our Executive Vice President of Client Development since August 2004. From March 2002 to August 2004, Mr. Lewis served as our Senior Vice President of Client Development. Prior to that he served as Executive Vice President, Corporate Development, of CheckFree Services Corporation from August 2001 to March 2002, as Executive Vice President, EC Product Management and Marketing of CheckFree Services Corporation from January 1998 to August 2001, as Senior Vice President from December 1997 to August 1999, and as Vice President, Corporate Strategy and Communications for CheckFree Services Corporation from March 1996 to December 1997. From 1998 to 1996, Mr. Lewis held various positions at BankSouth Corporation, including Vice President, Corporate Affairs, Director of Compliance and Director of Communications and Manager of Public Relations.

     David E. Mangum, age 38, has served as our Executive Vice President and Chief Financial Officer since July 2000. Mr. Mangum also serves as a director and as Executive Vice President and Chief Financial Officer of CheckFree Services Corporation. From September 1999 to June 2000, Mr. Mangum served as our Senior Vice President, Finance and Accounting. From July 1998 to September 1999, he worked as Vice President, Finance and Administration, Managed Systems Division for Sterling Commerce, Inc. Prior to that, Mr. Mangum worked as the Director of Finance for XcelleNet, Inc. from February 1997 to July 1998. From 1993 to 1997, Mr. Mangum worked for Dun & Bradstreet Software, most recently as Director of Finance.

     Alexander R. Marasco, age 51, has served as our Executive Vice President since November 2002. Mr. Marasco also serves as Executive Vice President and General Manager, CheckFree Investment Services Division, of CheckFree Services Corporation. From February 2002 to October 2002, Mr. Marasco served as Executive Vice President of Operations of our Investment Services Division. Prior to that, Mr. Marasco was the President and Chief Executive Officer of Click4.com, Inc. from February 2000 to October 2001. From 1989 to 2000, Mr. Marasco worked for R.H. Donnelly Corporation, most recently as Executive Vice President of Corporate Development.

     Randal A. McCoy, age 41, has served as our Executive Vice President since August 1999. Mr. McCoy also serves as Executive Vice President, Chief Technology Officer of CheckFree Services Corporation, and as of August 2004, Mr. McCoy expanded his role to become General Manager of our Software Division. Prior to that, Mr. McCoy served as Executive Vice President, EC Development of CheckFree Services Corporation from August 1999 to May 2001, as Senior Vice President, Electronic Commerce Development of CheckFree Services Corporation from February 1998 to August 1999, and as Vice President, Genesis Platform Development of CheckFree Services Corporation from May 1997 to February 1998. From 1990 to 1997, Mr. McCoy was Vice President, Corporate Banking Development at Servantis Systems, Inc. Prior to that, Mr. McCoy worked as a large systems architect at BellSouth Corporation.

     Stephen Olsen, age 44, has served as our Executive Vice President since August 1999. Mr. Olsen also serves as Executive Vice President and General Manager, CheckFree Electronic Commerce Division, of CheckFree Services Corporation. Prior to that, Mr. Olsen served as our Senior Vice President from December 1997 to August 1999, as Executive Vice President, Chief Information Officer of CheckFree Services Corporation from November 1999 to May 2001, as Executive Vice President, EC Information Technology Operations of CheckFree Services Corporation from August 1999 to November 1999, and as Senior Vice President and Chief Information Officer of CheckFree Services Corporation from March 1997 to August 1999. From 1996 to 1997, Mr. Olsen served as Vice President, Chief Information Officer of Geac Computer Corporation. From 1990 to 1996, Mr. Olsen served as Vice President, Chief Information Officer of Dun & Bradstreet Software.

     Officers are elected annually by the board of directors and serve at its discretion. There are no family relationships among our directors and executive officers.

Ownership of Our Common Stock by Directors and Executive Officers

     The following table sets forth information regarding beneficial ownership of our common stock by each of our directors, each of our executive officers named in the Executive Compensation Table, and our directors and executive officers as a group as of August 31, 2004.

	Shares Beneficially Owned (1)(2)
Stockholder	Number	Percent
Peter J. Kight (3)	6,295,578	6.9%

Mark A. Johnson (4)	1,154,168	1.3%

William P. Boardman	50,239	*

James D. Dixon	20,000	*

Lewis C. Levin	10,000	*

Eugene F. Quinn	28,000	*

Jeffrey M. Wilkins	37,000	*

Stephen E. Olsen	71,058	*

David E. Mangum	112,568	*

Randal A. McCoy	52,920	*

Alexander R. Marasco	47,746	*

All directors and executive officers as a group (16 people) (3)(4)	8,058,065	8.7%

*	Represents beneficial ownership of less than 1% of our outstanding common stock.

(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those shares.

(2)	Includes shares purchasable within 60 days after August 31, 2004, pursuant to the exercise of options covering:

•	1,083,333 shares for Mr. Kight;
•	133,347 shares for Mr. Johnson;
•	50,000 shares for Mr. Boardman;
•	20,000 shares for Mr. Dixon;
•	10,000 shares for Mr. Levin;

•	24,000 shares for Mr. Quinn;
•	36,000 shares for Mr. Wilkins;
•	61,833 shares for Mr. Olsen;
•	108,334 shares for Mr. Mangum;
•	48,558 shares for Mr. McCoy;
•	44,167 shares for Mr. Marasco; and
•	1,769,101 shares for all directors and executive officers as a group.

(3)	Includes 260,222 shares held by the Kight Family Trust II and 2,286 shares held in the Tiso Trust. Mr. Kight disclaims ownership of these shares in which he has no pecuniary interest. Does not include 8,600 shares held in the Peter J. Kight and Teresa J. Kight 1995 Children’s Trust and 54,850 shares held by a charitable foundation of which Mr. Kight is the trustee and disclaims any beneficial ownership.

(4)	Includes 529 shares held in Mr. Johnson’s 401(k) account. Does not include 54,103 shares held by the Mark A. Johnson 1997 Irrevocable Children’s Trust in which he has no pecuniary interest and disclaims any beneficial ownership.

Ownership of Our Common Stock by Principal Stockholders

     The following table sets forth information as of August 31, 2004 (except as noted below), relating to the beneficial ownership of our common stock by each person known us to own beneficially more than 5% of the outstanding shares of our common stock.

	Shares Beneficially Owned (1)
Stockholder	Number	Percent (2)
Capital Group International, Inc. (3) 11100 Santa Monica Boulevard Los Angeles, California 90025	8,950,530	9.9%

Microsoft Corporation (4) One Microsoft Way Redmond, Washington 98052-6399	8,567,250	9.5%

Waddell and Reed Financial, Inc.(5) 6300 Lamar Avenue Overland Park, Kansas 66202	6,935,964	7.7%

Peter J. Kight (6)(7) 4411 East Jones Bridge Road Norcross, Georgia 30092	6,295,578	6.9%

American Century Companies, Inc.(8) 4500 Main Street, 9th Floor Kansas City, Missouri 64111	6,089,526	6.7%

Bank of America Corporation (9) 100 North Tryon Street Charlotte, North Carolina 28255	5,798,648	6.4%

(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those shares.

(2)	Percentage is calculated as of August 31, 2004.

(3)	According to the information contained in Schedule 13G filed with the Securities and Exchange Commission by Capital Group International, Inc. and Capital Guardian Trust Company on February 14, 2001, as amended on August 10, 2001, February 11, 2002, February 11, 2003, and February 13, 2004, Capital Group International, Inc. is the parent holding company of a group of investment management companies that hold investment power and, in some cases, voting power over the shares reported in the table. The investment management companies, which include a “bank” as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and several investment advisers registered under Section 203 of the Investment Advisors Act of 1940, provide investment advisory and management services for their respective clients which include registered investment companies and institutional accounts. Capital Group International, Inc. does not have investment power or voting power over any of the shares reported in the table; however, Capital Group International, Inc. may be deemed to “beneficially own” these shares by virtue of Rule 13d-3 under the Exchange Act. Capital Group International, Inc. expressly disclaims beneficial ownership of the shares reported in the table. Capital Group International, Inc. is the parent corporation of Capital Guardian Trust Company, which is deemed to beneficially own 6,923,060 shares of our common stock reported in the table as a result of serving as investment manager for various institutional accounts holding our common stock. Capital Guardian Trust Company also expressly disclaims beneficial ownership of these shares.

(4)	Based on information contained in Schedule 13G filed with the Securities and Exchange Commission by Microsoft Corporation on September 11, 2000.

(5)	According to information contained in Schedule 13G filed with the Securities and Exchange Commission by Waddell & Reed Financial, Inc., Waddell & Reed Financial Services, Inc., Waddell & Reed, Inc., Waddell & Reed Investment Management Company and Waddell & Reed Ivy Investment Company (collectively the “Filing Persons”) on February 14, 2003, and as amended on January 30, 2004, the securities reported above are beneficially owned by one or more open-end investment companies or other managed accounts which are advised or sub-advised by one of the Filing Persons. Waddell & Reed, Inc. is a broker-dealer and underwriting subsidiary of Waddell & Reed Financial Services, Inc., a parent holding company. In turn, Waddell & Reed Financial Services, Inc. is a subsidiary of Waddell & Reed Financial, Inc., a publicly traded company. The investment advisory contracts grant Waddell & Reed Ivy Investment Company and Waddell & Reed Investment Management Company all investment and/or voting power over securities owned by such advisory clients. The investment sub-advisory contracts grant Waddell & Reed Ivy Investment Company and Waddell & Reed Investment Management Company investment power over securities owned by such sub-advisory clients and, in most cases, voting power. Any investment restriction of a sub-advisory contract does not restrict investment discretion or power in a material manner. Therefore, Waddell & Reed Ivy Investment Company and/or Waddell & Reed Investment Management Company may be deemed the beneficial owner of the securities reported in this table under Rule 13d-3 of the Exchange Act. The Filing Persons do not believe they are acting as a “group” for purposes of Section 13(d) of the Exchange Act. Indirect “beneficial ownership” is attributed to the respective parent companies solely because of the parent companies’ control relationship to Waddell & Reed Investment Management Company. According to the Schedule 13G, the following entities are deemed to beneficially own the following shares of our common stock: Waddell & Reed Ivy Investment Company (1,564,944 shares), Waddell & Reed Investment Management Company (5,371,020 shares), Waddell & Reed, Inc. (5,371,020 shares), Waddell & Reed Financial Services, Inc. (5,371,020 shares) and Waddell & Reed Financial, Inc. (6,935,964 shares).

(6)	Includes 1,083,333 shares purchasable by Mr. Kight pursuant to the exercise of options within 60 days after August 31, 2004.

(7)	Includes 260,222 shares held by the Kight Family Trust II and 2,286 shares held in the Tiso Trust. Mr. Kight disclaims ownership of these shares in which he has no pecuniary interest. Does not include 8,600 shares held in the Peter J. Kight and Teresa J. Kight 1995 Children’s Trust and 54,850 shares held by a charitable foundation of which Mr. Kight is the trustee and disclaims any beneficial ownership.

(8)	According to information contained in a Schedule 13G filed with the Securities and Exchange Commission by American Century Companies, Inc., American Century Investment Management, Inc. and American Century Mutual Funds, Inc. on February 13, 2004, American Century Companies, Inc. is a parent holding company pursuant to Rule 13d-1(b)(1)(ii)(G) of the Exchange Act. American Century Investment Management, Inc. serves as an investment advisor and has the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the shares reported in the table. According to the Schedule 13G, the following entities are deemed to beneficially own the following shares of our common stock: American Century Companies, Inc. (6,089,526, shares), American Century Investment Management, Inc. (6,089,526 shares) and American Century Mutual Funds, Inc. (5,886,000 shares).

(9)	Includes a warrant to acquire up to 450,000 shares of our common stock, which Bank of America obtained as part of its association with Integrion Financial Network, L.L.C., which warrant is exercisable within 60 days after August 31, 2004. According to the information contained in Schedule 13G filed with the Securities and Exchange Commission by Bank of America Corporation on October 5, 2000, and as amended on February 13, 2001, February 15, 2002, February 12, 2003, January 9, 2004 and February 13, 2004, Bank of America Corporation is the parent corporation of NB Holdings Corporation, Bank of America, N.A., and Bank of America Advisors, LLC, and Bank of America Advisors, LLC is the parent corporation of Banc of America Capital Management, LLC. Pursuant to the Schedule 13G, the following entities are deemed to beneficially own the following shares of our common stock: Bank of America Corporation (5,348,648 shares), NB Holdings Corporation (172,390 shares), Bank of America, N.A. (173,290 shares), Bank of America Advisors, LLC (113,075 shares) and Banc of America Capital Management, LLC (164,472 shares). According to information provided by our transfer agent, we believe that, as of August 31, 2004, Bank of America held of record 3,710,608 shares of common stock and its warrant to acquire up to 450,000 shares of common stock.

INFORMATION CONCERNING COMPENSATION

Executive Compensation

     The following table sets forth certain information regarding compensation paid during our fiscal years ended June 30, 2004, 2003, and 2002 to our Chief Executive Officer and each of our four other most highly compensated executive officers (collectively, the named executive officers).

				Long-Term Compensation
		Annual Compensation		Awards
					Securities
				Restricted	Underlying	All Other
	Fiscal	Salary	Bonus	Stock Award	Options	Compensation
Name and Principal Position	Year	($)	($)	($) (1)	(#)	($) (2)
Peter J. Kight	2004	$520,000	$503,360	$0	200,000	$2,887
Chairman and Chief	2003	$500,000	$664,000	$0	100,000	$9,951
Executive Officer	2002	$460,000	$203,500	$0	300,000	$84,239

Stephen Olsen	2004	$290,780	$250,107	$562,516	0	$8,578
Executive Vice President	2003	$265,000	$270,300	$0	20,000	$12,307
and General Manager,	2002	$250,000	$76,500	$0	75,000	$10,882
Electronic Commerce Division

David E. Mangum	2004	$250,000	$166,375	$312,515	0	$5,000
Executive Vice President	2003	$230,000	$190,099	$0	20,000	$5,700
and Chief Financial	2002	$210,000	$57,500	$0	52,500	$5,450
Officer

Randal A. McCoy	2004	$250,000	$151,008	$406,272	0	$5,000
Executive Vice President	2003	$240,000	$199,200	$0	12,500	$5,650
and Chief Technology	2002	$230,000	$57,500	$0	60,000	$5,550
Officer

Alexander R. Marasco (3)	2004	$244,400	$158,371	$0	0	$8,919
Executive Vice President	2003	$225,000	$152,280	$0	12,500	$7,000
and General Manager,	2002	$84,872	$33,500	$0	100,000	$0
Investment Services
Division

(1)	Represents restricted stock valued at $26.50 per share, received in exchange for surrendered stock options held with an exercise price of greater than $44.00. Mr. Mangum exchanged 50,000 options for 11,793 shares of restricted stock. Mr. Olsen exchanged 90,000 options for 21,227 shares of restricted stock. Mr. McCoy exchanged 65,000 options for 15,531 shares of restricted stock. These awards vest at a rate of 33-1/3% each year beginning on July 17, 2004, based on continued employment with the Company. Refer to the “Report on Repricing of Options” on page 18 for further information about this exchange program.

As of June 30, 2004, the aggregate restricted stock holdings and the value of such holdings for each of the named executive officers were: $353,790 for Mr. Mangum, $636,810 for Mr. Olsen and $465,930 for Mr. McCoy (based on the $30.00 fair market value of our common stock on June 30, 2004).

Dividends will not be paid or accrue with respect to shares of restricted stock until such shares vest.

(2)	For fiscal year 2004, includes matching contribution to our 401(k) Plan of $5,000 for Mr. Olsen, $5,000 for Mr. Mangum, $5,000 for Mr. McCoy and $5,000 for Mr. Marasco; and a tax gross up for Chairman’s Club award

(our annual incentive employee award trip) of $2,887 for Mr. Kight, $3,578 for Mr. Olsen and $3,919 for Mr. Marasco. For fiscal year 2003, includes matching contribution to our 401(k) Plan of $5,725 for Mr. Olsen, $5,700 for Mr. Mangum, $5,650 for Mr. McCoy and $7,000 for Mr. Marasco; a tax gross up for Chairman’s Club award of $5,635 for Mr. Kight and $6,582 for Mr. Olsen; and $4,316 of club dues for Mr. Kight. In fiscal year 2002, includes matching contribution to our 401(k) Plan of $6,044 for Mr. Olsen, $5,450 for Mr. Mangum and $5,550 for Mr. McCoy; tax gross up for Chairman’s Club award of $4,838 for Mr. Olsen; and a reimbursement of $84,239 for the tax implications of an inaccurate W-2 we issued for the year ended December 31, 1996 on behalf of Mr. Kight in fiscal 2002.

(3)	Mr. Marasco’s employment with us began in February 2002.

Option Grants in Last Fiscal Year

     The following table sets forth certain information concerning the grant of stock options to the named executive officers under our 2002 Stock Incentive Plan during the 2004 fiscal year.

Individual Grants (1)
	Number of	% of Total
	Securities	Options			Potential Realized Value at
	Underlying	Granted to	Exercise		Assumed Annual Rates of
	Options	Employees in	Price	Expiration	Stock Price Appreciation for
Name	Granted (#)	Fiscal Year(2)	($/Share)	Date	Option Terms (3)(4)
					5%($)	10%($)
Peter J. Kight	200,000 (5)	50.4%	$27.84	2013	$3,501,685	$8,873,958

Stephen Olsen	—	0%	—	—	—	—

David E. Mangum	—	0%	—	—	—	—

Randal A. McCoy	—	0%	—	—	—	—

Alexander R. Marasco	—	0%	—	—	—	—

(1)	This table covers the period from July 1, 2003 to June 30, 2004.

(2)	Percentage is based upon 397,000 options granted to associates in fiscal 2004.

(3)	The dollar amounts in these columns are the product of (a) the difference between (1) the product of the per share market price at the date of grant and the sum of 1 plus the assumed rate of appreciation (5% and 10%) compounded over the term of the option (ten years) and (2) the per share exercise price and (b) the number of shares underlying the grant.

(4)	The appreciation rates stated are arbitrarily assumed, and may or may not reflect actual appreciation in the stock price over the life of the option. Regardless of any theoretical value which may be placed on a stock option, no increase in its value will occur without an increase in the value of the underlying shares. Whether an increase will be realized will depend not only on the efforts of the recipient of the option, but also upon conditions in our industry, competition, and economic conditions, over which the optionee may have little or no control.

(5)	These options vest at a rate of 33-1/3% per year beginning on the first anniversary of the grant date.

Aggregated Option Exercises and Fiscal Year-End Option Value Table

     The following table provides certain information regarding the number and value of stock options held by our named executive officers at June 30, 2004.

			Number of Securities		Value of Unexercised
	Shares		Underlying Unexercised		In-the Money Options at Fiscal
	Acquired on	Realized Value	Options at Fiscal Year-End (#)		Year-End ($) (2)
	Exercise (#)	($) (1)	Exercisable	Unexercisable	Exercisable	Unexercisable
Peter J. Kight	—	$—	983,333	366,667	$7,261,339	$2,362,661

Stephen Olsen	36,617	$707,747	46,106	47,667	$584,762	$386,128

David E. Mangum	10,000	$179,200	80,374	42,833	$332,676	$386,124

Randal A. McCoy	42,575	$818,869	41,558	46,332	$226,740	$280,199

Alexander R. Marasco	—	$—	44,167	68,333	$740,505	$1,141,995

(1)	Value realized represents the difference between the exercise price of the option shares and the market price of the option shares on the date the option was exercised. The value realized was determined without consideration for any taxes or brokerage expenses that may have been owed.

(2)	Represents the total gain which would be realized if all in-the-money options held at year end were exercised, determined by multiplying the number of shares underlying the options by the difference between the per share option exercise price and the per share fair market price at year end ($30.00 at June 30, 2004). An option is in-the-money if the fair value of the underlying shares exceeds the exercise price of the option.

Report on Repricing of Options

     On May 1, 2003 and June 11, 2003, our Compensation Committee approved a stock option exchange program that allowed our associates who held stock options the right to exchange his or her existing stock options with an exercise price exceeding $44.00 for cash or shares of restricted stock. The terms of the stock option exchange program were:

•	Cash was paid for all forfeited options with a cumulative value of $3,125 or less per participant;
•	Forfeited options were exchanged for $6.25 per option;
•	If the cumulative value of the forfeited options was $3,125 or less per participant, the consideration was paid in cash;
•	If the cumulative value of the forfeited options was more than $3,125, then the consideration was paid in restricted stock based on the value of the Company’s common stock at the close of business on July 17, 2003;
•	The restricted stock vests equally over a three year time period beginning July 17, 2003; and
•	The right to exchange options was “all or nothing” in nature.

     The table below presents disclosure with respect to the repricing of options held by any executive officer participating in 2003 stock option exchange program. The directors, including Mr. Kight and Mr. Johnson, were not eligible to participate in this stock option exchange program.

Ten-Year Option Repricings
		Number of	Number of	Market		Length of
		Securities	Restricted	Price of the		Original
		Underlying	Shares	Stock at the	Exercise Price	Option Term
		Options	Received Upon	Time of	at the Time of	Remaining at
		Exchanged	Exchange	Exchange	Exchange	Date of
Name	Date	(#)	(#)	($)	($)	Exchange
Stephen Olsen	7/17/03	40,000	9,435	$26.50	$50.06	6.8 years
	7/17/03	25,000	5,896	$26.50	$44.44	5.8 years
	7/17/03	12,500	2,948	$26.50	$104.50	6.5 years
	7/17/03	12,500	2,948	$26.50	$51.56	7.0 years

David E. Mangum	7/17/03	40,000	9,435	$26.50	$50.06	6.8 years
	7/17/03	5,000	1,179	$26.50	$104.50	6.5 years
	7/17/03	5,000	1,179	$26.50	$51.56	7.0 years

Randal A. McCoy	7/17/03	25,000	5,896	$26.50	$44.44	5.8 years
	7/17/03	15,000	3,539	$26.50	$50.06	6.8 years
	7/17/03	12,500	2,948	$26.50	$104.50	6.5 years
	7/17/03	12,500	2,948	$26.50	$51.56	7.0 years

Leigh A. Asher	7/17/03	5,000	1,179	$26.50	$79.25	6.5 years
	7/17/03	350	83	$26.50	$51.56	7.0 years

Matthew S. Lewis	7/17/03	25,000	5,896	$26.50	$44.44	5.8 years
	7/17/03	15,000	3,539	$26.50	$104.50	6.5 years
	7/17/03	15,000	3,539	$26.50	$50.06	6.8 years
	7/17/03	12,500	2,948	$26.50	$51.56	7.0 years

     On September 8, 1998, our Compensation Committee approved a stock option exchange program that allowed all of our associates who held stock options the right to exchange his or her existing stock options for new stock options having the following terms:

•	A new ten year life;
•	Vesting of 40% of the options after two years, 60% after three years, 80% after four years and 100% after five years;
•	Subject to cancellation of the exchanged option agreement in total; and
•	Exercisable at a price based on the closing price of our common stock on September 15, 1998 ($11.3125).

     The table below presents disclosure with respect to the repricing of options held by any executive officer participating in the 1998 stock option exchange program. The directors, including Mr. Kight and Mr. Johnson, were not eligible to participate in this stock option exchange program.

Ten-Year Option Repricings
		Number of				Length of
		Securities	Market Price of			Original Option
		Underlying	the Stock at the	Exercise Price		Term
		Options	Time of	at Time of		Remaining at
		Repriced or	Repricing or	Repricing or	New Exercise	Date of
		Amended	Amendment	Amendment	Price	Repricing or
Name	Date	(#)	($)	($)	($)	Amendment
Lynn D. Busing	9/16/98	15,000	$11.31	$25.75	$11.31	9.8 years
	9/16/98	25,000	$11.31	$21.88	$11.31	7.4 years

James S. Douglass	9/16/98	15,000	$11.31	$25.75	$11.31	9.8 years

Sean E. Feeney	9/16/98	50,000	$11.31	$13.94	$11.31	9.9 years
	9/16/99	15,000	$11.31	$25.75	$11.31	9.8 years

Ravi Ganesan	9/16/98	100,000	$11.31	$25.75	$11.31	9.8 years

Matthew S. Lewis	9/16/98	15,000	$11.31	$25.75	$11.31	9.8 years
	9/16/98	15,000	$11.31	$27.88	$11.31	9.3 years

John J. Limbert	9/16/98	60,000	$11.31	$24.13	$11.31	9.7 years

Gary A. Luoma, Jr.	9/16/98	3,322	$11.31	$25.75	$11.31	9.8 years

Keven M. Madsen	9/16/98	5,000	$11.31	$17.25	$11.31	8.7 years
	9/16/98	1,500	$11.31	$25.75	$11.31	9.8 years

Randal A. McCoy	9/16/98	25,000	$11.31	$25.75	$11.31	9.8 years
	9/16/98	10,000	$11.31	$21.88	$11.31	7.4 years

Terrie O’Hanlon	9/16/98	10,000	$11.31	$24.25	$11.31	9.7 years

Stephen Olsen	9/16/98	15,000	$11.31	$25.75	$11.31	9.8 years

Frank X. Polashock	9/16/98	100,000	$11.31	$17.63	$11.31	8.8 years
	9/16/98	15,000	$11.31	$25.75	$11.31	9.8 years

Glen Sarvady	9/16/98	10,000	$11.31	$17.25	$11.31	8.7 years
	9/16/98	1,810	$11.31	$25.75	$11.31	9.8 years
	9/16/98	5,000	$11.31	$13.94	$11.31	9.7 years

     Additionally, on November 5, 1998, our Stock Option and Compensation Committee approved the repricing of some options that had been granted to Mr. Peter F. Sinisgalli and Mr. Allen L. Shulman.

Ten-Year Option Repricings
		Number of				Length of Original
		Securities	Market Price of			Option
		Underlying	the Stock at the	Exercise Price		Term
		Options	Time of	at Time of		Remaining at
		Repriced or	Repricing or	Repricing or	New Exercise	Date of
		Amended	Amendment	Amendment	Price	Repricing or
Name	Date	(#)	($)	($)	($)	Amendment
Peter F. Sinisgalli	11/5/98	58,000	$15.88	$25.75	$15.88	9.5 years

Allen L. Shulman	11/5/98	5,000	$15.88	$25.75	$15.88	9.5 years

     Our Compensation Committee approved the foregoing stock option exchanges to motivate and retain existing associates who held stock options with exercise prices above the price at which the Company’s stock was trading.

Compensation Committee

Eugene F. Quinn (Chairman)
William P. Boardman
James D. Dixon

Equity Compensation Plan Information

     The following table sets forth additional information as of June 30, 2004, concerning shares of our common stock that may be issued upon the exercise of options and other rights under our existing equity compensation plans and arrangements, divided between plans approved by our stockholders and plans or arrangements not submitted to our stockholders for approval. The information includes the number of shares covered by, and the weighted average exercise price of, outstanding options and other rights and the number of shares remaining available for future grants excluding the shares to be issued upon exercise of outstanding options, warrants, and other rights.

			Number of securities
			remaining available for
	Number of securities to	Weighted-average exercise	issuance under equity
	be issued upon exercise	price of outstanding	compensation plans
	of outstanding options,	options, warrants and	(excluding securities
	warrants and rights	rights	reflected in column (a)
	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	5,657,281	$25.07	4,638,616

Equity compensation plans not approved by security holders	0	$0	0

Total	5,657,281	$25.07	4,638,616

(1)	Equity compensation plans approved by stockholders include the Third Amended and Restated 1995 Stock Option Plan, the Second Amended and Restated Associate Stock Purchase Plan, the Amended and Restated 1993 Stock Option Plan, the BlueGill Technologies, Inc. 1997 Stock Option Plan, the BlueGill Technologies, Inc. Amended and Restated 1998 Incentive and Non-Qualified Stock Option Plan, and the 2002 Stock Incentive Plan.

Employment and Consulting Agreements

     On May 1, 1997, Mr. Kight entered into an employment agreement with us. Mr. Kight’s employment agreement provides for a minimum base salary and a covenant not to compete. Mr. Kight’s minimum base salary was set at $300,000 until July 1, 1997, when it increased to $375,000. Mr. Kight’s base salary was increased to $500,000 for fiscal 2003 and to $520,000 for fiscal 2004. Additionally, Mr. Kight received a stock option to purchase 200,000 shares of our common stock at $14.75 per share, the price per share on the date of the employment agreement. The covenant not to compete in Mr. Kight’s employment agreement is for the time of employment, plus a one year period following termination of employment. If Mr. Kight’s employment is terminated as a result of a change in control of our company, if Mr. Kight resigns after a change in control upon making a good faith determination that his employment status or responsibilities have been materially adversely affected, or if Mr. Kight’s employment is terminated by us without cause, he is entitled to receive two times his average annual compensation. The initial term of Mr. Kight’s employment agreement expired on June 30, 2002, but renewed automatically for a twelve- month period, and continues to extend automatically on each July 1 for a twelve-month period unless terminated by us or Mr. Kight as provided in the employment agreement.

     Under Mr. Kight’s employment agreement, a change in control of our company includes the following events:

•	any person (other than a person in control of our company as of the effective date of the employment agreement, a trustee or other fiduciary holding securities under an employee benefit plan of our company, or a company owned directly or indirectly by our stockholders in substantially the same proportions as their ownership of our voting securities) acquiring beneficial ownership, directly or indirectly, of our securities representing a majority of the combined voting power of our then outstanding securities;

•	approval by our stockholders of: (i) a plan of complete liquidation of our company; (ii) an agreement for the sale or disposition of all or substantially all our assets; or (iii) a merger, consolidation, or reorganization of our company with or involving any other corporation in which our voting securities outstanding immediately prior to such transaction do not continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least a majority of the combined voting power of our voting securities (or such surviving entity) outstanding immediately after such transaction; or

•	during any period of two consecutive years during the term of the employment agreement, individuals who at the beginning of such period constitute the board of directors of our company cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period.

A change in control shall not have occurred under the agreement if Mr. Kight is part of the purchasing group which consummates the change in control transaction. Mr. Kight shall be deemed “part of a purchasing group” if he is an equity participant or has been identified as a potential equity participant in the purchasing company or group except for: (i) passive ownership of less than three percent (3%) of the stock of the purchasing company; or (ii) ownership of equity participation in the purchasing company or group which is otherwise not significant, as determined prior to the change in control by a majority of our non-employee continuing directors.

The following Compensation Committee Report, Performance Graph, and Audit Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any of our filings under the Securities Act of 1933, or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

REPORT OF THE COMPENSATION COMMITTEE OF
THE BOARD OF DIRECTORS

     Our Compensation Committee has the authority and responsibility to establish, determine and administer:

•	our officer compensation policies;
•	the salaries of our executive officers;
•	the formula for bonus awards to our executive officers and other key employees under our 2003 Incentive Compensation Plan; and
•	the grants of equity awards to our executive officers and other key employees under our 1995 Stock Option Plan and 2002 Stock Incentive Plan.

Our Compensation Committee consists solely of non-employee directors, each of whom are also “independent” as defined by the recently amended National Association of Securities Dealers Marketplace Rules. In general, the philosophy of our Compensation Committee is to attract and retain qualified executives, reward current and past individual performance, provide short-term and long-term incentives for superior future performance, and relate total compensation to individual performance as well as our performance. The preferred compensation policy of our Compensation Committee is to set base pay at approximately the 50th percentile of the comparable market ranges, establish performance based annual cash bonus opportunities, and grant significant equity positions to key employees to provide greater long-term incentives.

     CEO Employment Agreement. We entered into an employment agreement with our Chief Executive Officer, Mr. Kight effective May 1, 1997. Under his employment agreement, Mr. Kight received a one-time stock option grant of 200,000 shares at $14.75 per share, the fair market value of the shares on May 1, 1997. The option shares became 100% vested on May 1, 2003. The term of the employment agreement is five years, with automatic one-year renewals thereafter.

     Base Salaries. The determination by the Compensation Committee of executive officer base salaries, including our Chief Executive Officer, for fiscal 2004 was based primarily on subjective factors, such as our Compensation Committee’s perception of individual performance and the executive officer’s contribution to our overall performance, and not on specific criteria. No specific weight was given to any of these factors because each of these factors was considered significant and the relevance of each varies depending upon an officer’s responsibilities. For fiscal 2004, Mr. Kight’s base salary was $520,000.

     Cash Bonus Payments. In order to motivate management to meet both our short-term and long-term objectives, our Compensation Committee and board of directors approved our 2003 Incentive Compensation Plan for key employees, and our stockholders approved such plan at our 2003 Annual Meeting of Stockholders. This plan replaced our 1997 Incentive Compensation Plan. The purpose of the 2003 Incentive Compensation Plan is to optimize growth and profitability of our company by providing to key employees incentives that encourage, recognize and reward exceptional levels of corporate, business unit, or individual performance. Through the 2003 Incentive Compensation Plan, we intend to use award dollars as a clear communication vehicle linking the interest of eligible key employees with the interests of our company by establishing a direct link between personal performance and incentive payments. Under this plan, bonuses for fiscal 2004 were paid to our executive officers, including our chief executive officer, based partially on the achievement of revenue targets and partially on the achievement of operating income targets and, for the executive officers leading our three operating divisions, partially on the achievement of revenue targets and operating income targets of those operating divisions. Mr. Kight earned a bonus for fiscal 2004 of $503,360 under our 2003 Incentive Compensation Plan.

     Equity Incentives. In 1995, our stockholders approved our 1995 Stock Option Plan to provide long-term incentives to key employees and motivate key employees to improve our performance and thereby increase our common stock price. In 2002, our stockholders approved the 2002 Stock Incentive Plan (the “2002 Plan”), which allows us the flexibility to provide incentives to our associates, consultants and non-employee directors through the issuance of stock options, stock appreciation rights, restricted stock awards, performance units and performance shares. The 2002 Plan replaced our 1995 Stock Option Plan, and provides us with greater flexibility with respect to the types of awards that we may make to participants. The 1995 Stock Option Plan continues to exist to the extent that options granted prior to the effective date of the 2002 Plan continue to remain outstanding.

     In lieu of granting additional stock options in fiscal 2004, the Compensation Committee approved a Stock Option Exchange Program pursuant to which employees could exchange stock options with exercise prices in excess of $44.00 for consideration equal to $6.25 per option. In the event the consideration payable to an associate exceeded $3,125, the consideration was paid to such associate in restricted stock (based on the value of common stock at the close of business on July 17, 2003), which will vest over a three-year period. The directors, including Mr. Kight and Mr. Johnson, were not eligible to participate in the Stock Option Exchange Program. The purpose of the Stock Option Exchange Program was to realign our compensation programs to more closely reflect the current market and economic conditions.

     In fiscal 2004, the only grant of stock options we made to our executive officers was to our Chief Executive Officer, Mr. Kight, and this grant was awarded to him by the Compensation Committee for his personal performance in fiscal 2003. This option to purchase 200,000 shares of common stock was awarded to Mr. Kight on October 30, 2003, at an exercise price of $27.84 per share, which was the fair market value of the shares on October 29, 2003 (the last trading date prior to the grant date), vesting at the rate of 33-1/3% per year based on continued employment.

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), places a limit of $1,000,000 on the amount of compensation that the Company may deduct in any one year with respect to each of its five most highly paid executive officers, except that certain performance-based compensation approved by stockholders is not subject to the deduction limit. The Company’s 2002 Stock Incentive Plan and 2003 Incentive Compensation Plan are intended to meet the criteria of this exception so that awards under these plans are not subject to Section 162(m) of the Code and are therefore fully deductible. While the Compensation Committee has designed these plans to ensure full deductibility, it has not adopted a policy that all compensation must be deductible because it believes that it is in the best interests of stockholders for the Compensation Committee to maintain flexibility in the design of the Company’s compensation plans.

Compensation Committee

Eugene F. Quinn (Chairman) William P. Boardman James D. Dixon

PERFORMANCE GRAPH

     The following Performance Graph compares our performance with that of The Nasdaq Stock Market – U.S. Index and The S & P Supercap Data Processing & Outsourced Services Index, which is a published industry index. The comparison of the cumulative total return to stockholders for each of the periods assumes that $100 was invested on June 30, 1999, in our common stock, and in The Nasdaq Stock Market – U.S. Index and The S & P Supercap Data Processing & Outsourced Services Index and that all dividends were reinvested.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     The Audit Committee of our board of directors met 13 times in fiscal 2004. Each member of our Audit Committee meets the independence requirements for audit committee membership set forth in the Nasdaq Rules and the SEC Rules, and the composition requirements for audit committee membership set forth in the Nasdaq Rules. The board of directors has determined that Mr. Dixon is an audit committee financial expert as that term is defined in the SEC Rules. Our Audit Committee oversees the accounting and financial reporting processes and the audits of the financial statements of the company. On August 31, 2004, the Audit Committee recommended, and on September 9, 2004, our board of directors approved, an amended and restated audit committee charter to address recent pronouncements by the Securities and Exchange Commission and the Nasdaq Stock Market.

     In fulfilling its responsibilities, our Audit Committee selected Deloitte & Touche LLP as our independent public accountants for fiscal 2004. Our Audit Committee:

(a)	reviewed and discussed the audited financial statements with management;

(b)	discussed with Deloitte & Touche LLP the matters required to be discussed by SAS 61, as may be modified or supplemented;

(c)	received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as may be modified or supplemented, and discussed with Deloitte & Touche LLP its independence; and

(d)	based on the review and discussions referred to in paragraphs (a) through (c) above, recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended June 30, 2004, for filing with the Securities and Exchange Commission.

     Our Audit Committee provided guidance and oversight to our internal audit function including review of the organization, plans and results of this activity. In addition, our Audit Committee was afforded the routine opportunity to meet privately with each of our Chief Financial Officer, Chief Accounting Officer, members of our internal audit group, and Deloitte & Touche LLP, and was encouraged to discuss any matters they desired.

     Our Audit Committee also met with selected members of management and the independent public accountants to review financial statements (including quarterly reports), discussing such matters as the quality of earnings; estimates, reserves, and accruals; suitability of accounting principles; critical accounting estimates; highly judgmental areas; and audit adjustments whether or not recorded.

     In addition, our Audit Committee considered the quality and adequacy of our internal controls and the status of pending litigation, taxation matters and other areas of oversight to the financial reporting and audit process that our Audit Committee felt appropriate.

     Management’s responsibility for financial reporting and the report and opinion of Deloitte & Touche LLP are filed separately in our Annual Report on Form 10-K and should be read in conjunction with this letter and review of the financial statements.

     Based upon its work and the information received in the inquiries outlined above, our Audit Committee is satisfied that its responsibilities under its charter for the period ended June 30, 2004, were met and that our financial reporting and audit processes are functioning effectively.

Audit Committee

James D. Dixon (Chairman) Jeffrey M. Wilkins Eugene F. Quinn

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Compensation Committee Interlocks and Inside Participation

     The members of the Compensation Committee of our board of directors in fiscal 2004 were Messrs. Quinn (Chairman), Boardman and Dixon. There are no “interlocks,” as defined by the Securities and Exchange Commission, with respect to any member of the Compensation Committee.

Transactions Between Microsoft Corporation and CheckFree

     Mr. Levin, Vice President of Microsoft Corporation’s Business Intelligence Applications group, serves on our board of directors. On September 1, 2000, we acquired TransPoint from Microsoft, First Data Corporation, and Citibank, N.A. in exchange for 17 million shares of our common stock. As part of the TransPoint acquisition, Microsoft received 8,567,250 shares of our common stock. Pursuant to the terms of the TransPoint acquisition, Microsoft was entitled to nominate one director to our board for such time as they own at least 6,425,438 shares of our common stock. As of June 30, 2004, Microsoft continued to own 8,567,250 shares of our common stock.

     In addition, we entered into a commercial alliance agreement with Microsoft as part of the TransPoint acquisition. Under the terms of the commercial alliance agreement, Microsoft, among other things, agreed to use us exclusively for all pay anyone and bill presentment services offered by Microsoft, subject to various exceptions for types of services not available from us and the provision of technology in various circumstances related to Microsoft’s current business and product lines. The commercial alliance agreement also provided for a minimum fee and revenue guarantee to us of $120 million over the five year term of the agreement. During fiscal 2004, we earned $27 million of revenue from Microsoft in connection with the commercial alliance agreement.

     In April 2004, we entered into a written agreement with Microsoft for the purchase of Windows Server, SQL Server and Microsoft Developer Network software licenses and related engineering consulting services. The agreement requires a minimum purchase by us of approximately $292,000, $67,000 and $67,000 in software licenses during the first, second and third years of the agreement, respectively. The agreement also requires us to purchase a minimum of $213,500, $182,000 and $105,500 in engineering consulting services during the first, second and third years of the agreement, respectively. We paid the minimum commitment amounts for the software licenses and consulting services for the first year of the contract during fiscal 2004.

     In addition, during fiscal 2004, we incurred $645,713 of expense for other Microsoft software user licenses and related services.

Transactions between Bank of America and CheckFree

     On September 28, 2000, we consummated a strategic alliance agreement with Bank of America whereby we acquired certain of Bank of America’s electronic billing and payment assets and agreed to provide electronic billing and payment services to Bank of America’s customers over the next ten years. Under the terms of the strategic alliance agreement, Bank of America received $35.0 million in cash, 10 million shares of our common stock and warrants to acquire up to an additional 10 million shares of our common stock. In connection with a December 2003 modification of the terms of our strategic alliance agreement with Bank of America, the amount of shares available under the warrants was reduced to five million. Such warrants vest in stages based on achievement of performance targets under the strategic alliance agreement. To date, none of the warrants received by Bank of America pursuant to the strategic alliance agreement are vested or exercisable. However, Bank of America also owns warrants to acquire up to an additional 450,000 shares of our common stock through its interest in Integrion Financial Network, L.L.C., an entity with which we entered into a strategic agreement in 1997. These warrants are fully vested and exercisable. Although Bank of America filed a Schedule 13G as of December 31, 2003 that reported its ownership of our outstanding common stock at over 5%, according to our transfer agent’s records, we believe that Bank of America’s ownership interest as of August 31, 2004 was less than 5%.

     During fiscal 2004, we earned approximately $119 million from Bank of America from a combination of electronic bill payment services, software licenses, maintenance, and related customization and implementation services.

Miscellaneous

     Curtis A. Loveland, our Secretary, is a partner in the law firm of Porter, Wright, Morris & Arthur LLP, which firm provides us with legal services. Mr. Loveland owns less than 1% of our outstanding common stock.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and greater than 10% stockholders, to file reports of ownership and changes in ownership of our securities with the Securities and Exchange Commission. Copies of the reports are required by SEC regulation to be furnished to us. Based on our review of these reports and written representations from reporting persons, we believe that all reporting persons complied with all filing requirements during the year ended June 30, 2004, with the exception of one late Form 3 filing by Mr. John J. Browne, Jr. and one late Form 4 filing by each of Mr. Mangum, Mr. McCoy, and Mr. Olsen. Each of these Forms 4 reported one transaction.

INDEPENDENT PUBLIC ACCOUNTANTS

     The Audit Committee of our board of directors has appointed Deloitte & Touche LLP, independent public accountants, as our auditors for fiscal 2005. Deloitte & Touche LLP has served as our independent public accountants since 1981. The Audit Committee believes that the reappointment of Deloitte & Touche LLP for fiscal 2005 is appropriate because of the firm’s reputation, qualifications, and experience. Representatives of Deloitte & Touche LLP will be present at our annual meeting and will have an opportunity to make a statement if they desire to do so. These representatives will be available to respond to appropriate questions.

FEES OF THE INDEPENDENT PUBLIC ACCOUNTANTS FOR FISCAL 2004

Audit Fees

     The aggregate fees billed by Deloitte & Touche LLP for professional services rendered for the audit of our annual financial statements for our two most recent years ended June 30, 2004 and 2003 and for the reviews of the financial statements included in our Quarterly Reports on Form 10-Q for the same fiscal years were $628,000 for 2004 and $424,667 for 2003.

Audit-Related Fees

     The aggregate fees billed by Deloitte & Touche LLP for services rendered to us for assurance and related services that are reasonably related to the performance of our audit or review of our financial statements (which are not included in the audit fees above) for our two most recent fiscal years ended June 30, 2004 and 2003 were $254,807 for 2004 and $87,757 for 2003. Audit related fees in fiscal 2004 include fees for audits in connection with acquisitions, and fees related to procedures under the Sarbanes-Oxley Act of 2002 prior to the February 24, 2004 delay in the effective date of the Sarbanes-Oxley Section 404 attestation by independent auditors. Audit related fees in both fiscal 2004 and fiscal 2003 include fees for 401(k) plan audit services and other accounting consultation services.

Tax Fees

     The aggregate fees billed by Deloitte & Touche LLP for professional services rendered to us for tax compliance, tax advice and tax planning for our two most recent years ended June 30, 2004 and 2003 were $295,945 for 2004 and $873,910 for 2003. Tax Fees include services related to preparation of tax returns and related tax credits, transfer pricing studies and consultations on foreign tax structures for both fiscal 2004 and fiscal 2003.

All Other Fees

     The aggregate fees billed by Deloitte and its consulting affiliate for all other services rendered to us for our two most recent years ended June 30, 2004 and 2003 were $193,075 for fiscal 2004 and $419,920 for fiscal 2003 for services rendered in connection with reviews of our information systems controls and other non audit related consultations in both fiscal 2004 and fiscal 2003.

Pre-Approval Policies

     Since July 2003, all audit and non-audit services provided by the independent auditor have been pre-approved by the Audit Committee of the board of directors or, consistent with the pre-approval policy of the Audit Committee, by the Chairperson of the Audit Committee.

PROPOSALS BY STOCKHOLDERS FOR 2005 ANNUAL MEETING

     If any of our stockholders wishes to submit a proposal to be included in next year’s proxy statement and acted upon at our 2005 Annual Meeting of Stockholders, the proposal must be received by our Corporate Secretary at our principal executive offices, 4411 East Jones Bridge Road, Norcross, Georgia 30092, prior to the close of business on May 27, 2005. Any stockholder proposal submitted outside the processes of Rule 14a-8 under the Securities Exchange Act of 1934 for presentation to our 2005 Annual Meeting of Stockholders will be considered untimely for purposes of Rule 14a-4 and 14a-5 if notice thereof is received by us after August 10, 2005.

CERTAIN MATTERS RELATING TO PROXY MATERIALS AND ANNUAL REPORTS

     The SEC has adopted amendments to its rules regarding delivery of proxy statements and annual reports to stockholders sharing the same address. We may now satisfy these delivery rules by delivering a single proxy statement and annual report to an address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can also result in significant cost savings for us. To take advantage of this opportunity, we have delivered only one proxy statement and annual report to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We undertake to deliver promptly upon written or oral request a separate copy of the proxy statement or annual report, as requested, to a stockholder at a shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of a proxy statement or annual report, either now or in the future, you can request a separate copy of the proxy statement or annual report by writing to us at the following address: Investor Relations, CheckFree Corporation, 4411 East Jones Bridge Road, Norcross, Georgia 30092, Attention: Tina Moore, or by telephoning us at (678) 375-3000.

     If you are currently a stockholder sharing an address with another CheckFree stockholder and wish to have your future proxy statements and annual reports householded, please contact us at the above address or telephone number.

FORM 10-K

     A copy of our Annual Report on Form 10-K for the fiscal year ended June 30, 2004, including financial statements, exhibits and any amendments thereto, as filed with the Securities and Exchange Commission, may be obtained without charge upon written request to: Tina Moore, Investor Relations Manager, CheckFree Corporation, 4411 East Jones Bridge Road, Norcross, Georgia 30092. The Annual Report on Form 10-K is also available through our corporate Internet website, www.checkfreecorp.com.

OTHER MATTERS

     As of the date of this proxy statement, our management knows of no other business that will come before the annual meeting. Should any other matter requiring a vote of the stockholders arise, the proxy in the enclosed form confers upon the persons designated to vote the shares discretionary authority to vote with respect to these matter in accordance with their best judgment.

     Our 2004 Annual Report to Stockholders, including financial statements, was furnished to our stockholders prior to or concurrently with the mailing of this proxy material.

By Order of the Board of Directors, Curtis A. Loveland Secretary

APPENDIX A

CHECKFREE CORPORATION

A COMPANY LISTED ON THE NASDAQ NATIONAL MARKET

SECOND AMENDED AND RESTATED
AUDIT COMMITTEE CHARTER

As Adopted September 9, 2004

     This Charter sets forth the role and responsibilities of the Audit Committee of the Board of Directors of the Company in its financial reporting system. The purpose of the Audit Committee is to oversee the accounting and financial reporting processes and the audits of the financial statements of the Company.

     In its capacity as a committee of the Board, the Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged, including resolution of disagreements between management and the auditor regarding financial reporting, for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, and each such registered public accounting firm must report directly to the Audit Committee.

     The Audit Committee shall pre-approve all auditing service and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor or other registered public accounting firm, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

     The Audit Committee is also appointed by the Board to assist the Board in, among other things:

(1)	monitoring the integrity of the financial statements of the Company;

(2)	requiring that the outside auditor submits on a periodic basis, but at least annually, to the Audit Committee a formal written statement delineating all relationships between the outside auditor and the Company, consistent with Independence Standards Board Standard No. 1 and actively engaging in a dialogue with the outside auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the outside auditor and for taking, or recommending that the Board of Directors take, appropriate action to oversee the independence of the outside auditor;

(3)	reviewing and assessing the adequacy and appropriateness of this Charter, at least annually;

(4)	making such reports as are required by the Securities and Exchange Commission (the “SEC”);

(5)	reviewing and approving all related party transactions; and

(6)	establishing procedures for:

(a)	the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and

(b)	the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

     The Audit Committee shall have such other responsibilities as are required by the Nasdaq Stock Market and the SEC.

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Membership Requirements

     The Audit Committee shall consist of at least three Directors, each of whom must:

(1)	meet the definition of “independent” under Nasdaq Rule 4200(a)(15) (subject to the board of directors’ ability to appoint one non-independent director pursuant to certain limited circumstances pursuant to Nasdaq Rule 4350(d)(2)(B));

(2)	meet the criteria for independence set forth in Section 10A(m)(3) of the Exchange Act and Rule 10A-3(b)(1) promulgated thereunder;

(3)	must not have participated in the preparation of the financial statements of the Company or any subsidiary of the Company at any time during the past three years; and

(4)	be able to read and understand financial statements, including a company’s balance sheet, income statement and cash flow statement.

     The members of the Audit Committee shall be appointed by the Board on the recommendation of the Governance Committee and shall serve until their successors are appointed and qualified. Committee members may be replaced by the Board. If a Committee Chair is not designated or present, the members of the Committee may designate a Chair by a majority vote of the Committee membership.

     At least one member of the Audit Committee must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. In addition, at least one member must be an “audit committee financial expert” as defined by SEC Regulation S-K, Item 401(h)(2).

     The Audit Committee may form and delegate authority to subcommittees consisting of one or more members of the Audit Committee when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittees to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting.

Meetings

     The Audit Committee shall meet four times per year or more frequently as circumstances require. The Audit Committee may require any officer or employee of the Company or the Company’s internal or outside counsel or outside auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Audit Committee. The Audit Committee shall keep written minutes of its meetings (which may, if needed to protect privilege, be confidential), and make regular reports to the Board. The Audit Committee may not, however, knowingly cause the Company’s counsel to make any disclosure in a manner that would cause a loss of the attorney-client privilege or a waiver of the work product doctrine.

Authority

     The Audit Committee shall have the authority necessary to carry out its responsibilities, function, and processes under this charter. The Audit Committee shall also have the authority to engage independent counsel or other advisers, as it determines necessary to carry out its duties.

     The Company will provide appropriate funding, as determined by the Audit Committee, in its capacity as a committee of the Board of Directors, for payment of:

(1)	compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company;

(2)	compensation to any advisers employed by the Committee pursuant to authority granted by this

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charter; and

(3)	ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

Processes and Functions

     The Audit Committee, in fulfilling its responsibilities and in the exercise of its authority, during each of the periods indicated, shall:

A. Quarterly

(1)	Discuss with management and the outside auditor the Company’s quarterly financial information prior to the release of earnings and filing of its Quarterly Report on Form 10-Q with the SEC, including issues concerning significant adjustments, management judgments and accounting estimates, significant new accounting policies and disagreements with management, as well as the results of the financial statement review completed by the outside auditor.

(2)	Meet periodically with management to review the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

(3)	Review with management and the outside auditor changes in the selection, application, and disclosure of the Company’s critical accounting policies disclosed in the Company’s last Form 10-K.

(4)	Receive periodic reports from the independent auditor regarding the auditor’s independence, discuss the reports with the auditor, consider whether the provision of non-audit services is compatible with maintaining the auditor’s independence and, if so determined by the Audit Committee, recommend that the Board take appropriate action to satisfy itself of the independence of the auditor.

(5)	Review disclosures made to the Committee by the Company’s Chief Executive Officer and Chief Financial Officer during their certification process for the Form 10-K or Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

B. Annually

(1)	Review and discuss the annual audited financial statements with management and the outside auditor, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company’s financial statements.

(2)	Review an analysis prepared by management of significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including an analysis of the effect of alternative generally accepted accounting principles methods on the Company’s financial statements.

(3)	Review with management and the outside auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

(4)	Review and discuss reports from the outside auditors submitted to the Audit Committee under Section 10A(k) of the Exchange Act, which reports shall include:

(a)	all critical accounting policies and practices to be used;

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(b)	all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management officials of the issuer, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the registered public accounting firm; and

(c)	other material written communications between the outside auditor and management, such as any management letter or schedule of unadjusted differences.

(5)	Discuss with the outside auditor the matters required to be discussed by Statement on Auditing Standards No. 61, Communications With Audit Committees, as amended (“SAS 61”), relating to the conduct of the audit.

(6)	Prepare the Audit Committee Report as required by the rules of the SEC, to be included in the Company’s annual proxy statement, stating whether:

(a)	the Audit Committee reviewed and discussed the audited financial statements with management;

(b)	the Audit Committee discussed with the outside auditor the matters required to be discussed by SAS 61;

(c)	the Audit Committee received the written disclosures and statement from the outside auditor required by Independence Standards Board Standard No. 1, as amended, and has discussed with the outside auditor the outside auditor’s independence; and

(d)	Based on the review and discussions referred to in paragraphs (a) through (c) above, whether the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the last fiscal year for filing with the SEC.

(7)	Provide the Board with such information and assurances as are reasonably necessary to assure that each member of the Audit Committee is an Independent Director.

(8)	Obtain from the outside auditor disclosures of indications of corporate fraud, illegal acts, related party transactions and/or going concern issues that may have been raised during an audit or review.

(9)	Meet with the outside auditor and management of the Company prior to the conduct of the annual financial statement audit to review the planning and staffing of the audit.

(10)	Obtain reports from management, the Company’s senior internal auditing executive (if any), and the outside auditor, that the Company’s subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and the Company’s Code of Business Conduct, including disclosures of insider and affiliated party transactions.

(11)	Review and discuss with the outside auditor any problems or difficulties the outside auditor may have encountered in the course of the audit. Such review should include:

(a)	any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information and any disagreements with management;

(b)	any changes required in the planned scope of any audit; and

(c)	an assessment of the accounting function, including the internal audit department, if one exists, and its and their responsibilities, budget and staffing.

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(12)	Review and discuss any management letter provided by the outside auditor, and the Company’s response to that letter.

(13)	Establish policies for the Company’s hiring of employees or former employees of the outside auditor who participated in any capacity in the audit of the Company.

(14)	Obtain from the outside auditor assurances that Section 10A(b) of the Exchange Act has not been triggered.

(15)	Review and discuss with the Company’s inside General Counsel (if applicable) and principal outside Counsel those legal matters that may have a material impact on the financial statements, the Company’s compliance policies and any material reports or inquiries received from regulators or governmental agencies.

(16)	Meet at least annually with the chief financial officer, any senior internal auditing executive and the outside auditor in separate executive sessions.

(17)	Review and discuss major changes to the Company’s auditing and accounting principles and practices as suggested by the outside auditor, any internal auditors or management.

(18)	Review such other matters in relation to the financial affairs to the Company and its internal and external audits as the Board of Directors or the Audit Committee considers appropriate.

(19)	Review and discuss the experience and qualifications of the senior members of the independent auditor team and the quality control procedures of the independent auditor.

(20)	Review and discuss the appointment and replacement of the senior internal auditing executive.

(21)	Review and discuss the significant reports to management prepared by the internal auditing department and management’s responses.

     While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles or to plan or conduct audits. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to assure compliance with laws and regulations and the Company’s Code of Business Conduct.

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CHECKFREE CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

Wednesday, October 27, 2004
9:00 a.m.

CHECKFREE CORPORATION
4411 East Jones Bridge Road
Norcross, Georgia 30092

CheckFree Corporation
4411 East Jones Bridge Road
Norcross, Georgia 30092	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on October 27, 2004.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” Items 1 and 2.

By signing the proxy, you revoke all prior proxies and appoint Peter J. Kight, David E. Mangum, and Curtis A. Loveland, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

See reverse for voting instructions.

[COMPANY #         ]

There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK *** EASY *** IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on October 26, 2004.

•	Please have your proxy card and the last four digits of your Social Security Number available. Follow the simple instructions the voice provides you.

VOTE BY INTERNET — http://www.eproxy.com/ckfr/ — QUICK *** EASY *** IMMEDIATE

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on October 26, 2004.

•	Please have your proxy card and the last four digits of your Social Security Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to CheckFree Corporation, c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card

ò Please detach here ò

The Board of Directors Recommends a Vote FOR Items 1 and 2.

1.	Election of Class III Directors: 01 Peter J. Kight 03 Jeffrey M. Wilkins	☐	Vote FOR	☐	Vote WITHHELD
	02 Lewis C. Levin		all nominees		from all nominees
(except as marked)

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)	[	]

2.	At the discretion of any person acting under the proxy, to transact any other business which may properly come before the meeting or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change ? Mark Box ☐ Indicate changes below:	Date

	[	]

Signature(s) in Box
Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.